Exhibit 16
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May 1, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

         Windswept Environmental Group, Inc. (Commission File Number 0-17072)
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We have read Item 4 of the Windswept  Environmental  Group, Inc Form 8-K/A dated
April 23, 1998 and are in agreement with the statements contained therein, except that we make no comment with respect to Management's statement that it has made significant progress toward resolving internal control weaknesses.



Yours very truly,


/s/ Price Waterhouse LLP